UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) April 21, 2009
MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On April 21, 2009, Myers Industries, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement, effective as of June 1, 2008, for John C. Orr, the Company’s President and Chief Executive Officer (the “Existing Agreement”). The Amendment modified the Existing Agreement to provide that:
(i)	in connection with the annual grant of options to Mr. Orr to purchase common stock of the Company having a value of not less than $1,000,000 on the date of grant (the “Annual Options”), all Annual Options granted after April 21, 2009 shall be at an exercise price equal to 125% of the fair market value of the Company’s common stock on the date of grant; and

(ii)	the failure of the Company’s shareholders to approve the Company’s 2008 Incentive Stock Option Plan (or any successor plan) will not constitute a material breach of the agreement or permit Mr. Orr to terminate the Existing Agreement for “Good Reason” (as defined in the Existing Agreement) except in the event the Compensation Committee and Mr. Orr fail to negotiate mutually acceptable alternative compensation to replace the Annual Options within sixty (60) days following the stockholders’ failure to approve the 2008 Incentive Stock Option Plan (or any successor plan).
The full text of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and the description of its terms above is qualified in its entirety by reference to the terms of the Amendment.
Item 5.02. Compensatory Arrangements of Certain Officers
(e) See the disclosure above under Item 1.01 regarding amendment of the Amended and Restated Employment Agreement, effective as of June 1, 2008, for John C. Orr, the Company’s President and Chief Executive Officer.
Item 8.01. Other Events
     In connection with a review of its executive compensation practices by the Compensation Committee, the Company has determined that effective April 21, 2009 it will no longer include either (i) excise or other tax gross-up provisions or (ii) change in control terms with single-trigger or modified single-trigger provisions in new employment or change in control agreements with named executive officers.
     In connection with the Compensation Committee’s review of certain compensation practices of the Company in general, and the specific terms of the Existing Agreement for Mr. Orr in particular, the Compensation Committee considered that the Existing Agreement modified the superseded agreement to: (1) eliminate certain perquisites that Mr. Orr was previously entitled to, including reimbursement of country club membership fees, reimbursement of annual physical examination fees and reimbursement of annual financial planning service fees, (2) remove the income tax gross-up (in some instances up to 46%) previously provided to Mr. Orr in connection with any severance payments, (3) implement a limited period during which Mr. Orr is entitled to exercise his termination rights in the event of a change of control, and (4) limit Mr. Orr’s right to receive severance payments upon a non-renewal of his contract.
Item 9.01. Financial Statements and Exhibits

10.1	First Amendment to Amended and Restated Employment Agreement between the Company and John C. Orr, dated April 21, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc. (Registrant)
DATE April 22, 2009	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President, Chief Financial Officer and Corporate Secretary